UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2010

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8  Other Events

Item 8.01 Other Events.

On June 14, 2010, the Connecticut Department of Public Utility Control issued a Preliminary Decision (the “Preliminary Decision”) in the electric distribution rate case proceeding for The Connecticut Light and Power Company (“CL&P”), which CL&P had filed on January 8, 2010.  CL&P is a wholly-owned subsidiary of Northeast Utilities.

In its application, CL&P had requested increases in distribution revenues of $133.4 million for the rate year (“RY”) commencing July 1, 2010 (later revised to $129 million), and $44.2 million for the RY beginning July 1, 2011 (later revised to $41.4 million).  The Preliminary Decision approved increases in distribution revenues of $61.1 million for 2010 and $37.7 million for 2011.  In accordance with CL&P’s application, the new 2010 rates will be effective July 1, 2010, but will be deferred until January 1, 2011.  CL&P expects that a decline in its stranded cost recoveries due to the final amortization of its rate reduction bonds in December 2010 will more than offset the impact of the approved increase.  The Preliminary Decision did not approve CL&P’s proposal to decouple earnings from sales and concluded that decoupling was effectively occurring through a more cost-based rate design that began in 2008.  The Preliminary Decision also denied a pension tracking proposal.

The Preliminary Decision approved annual construction expenditures of $310 million, $331 million and $314 million for 2010, 2011 and 2012, respectively, finding that each of the 35 initiatives in CL&P’s distribution capital spending program was necessary and reasonable to maintain system reliability and safety of the public and employees.

In addition, the Preliminary Decision approved an authorized return on equity (“ROE”) of 9.40%, the same as was authorized in CL&P’s previous rate order, instead of the 10.5% ROE CL&P had requested in the application.  The Preliminary Decision also authorized the capital structure requested by CL&P of 48.35% long term debt, 2.45% preferred stock, and 49.20% common equity, and an overall weighted cost of capital of 7.68%.

The Preliminary Decision also requires CL&P to continue its existing earnings sharing mechanism which provides for sharing of earning in excess of its allowed ROE equally between customers and shareholders.

Written exceptions are due June 22nd, oral arguments will be held June 28th, and a final decision is due to be issued on June 30, 2010.

A copy of the Preliminary Decision can be found on the “Rate Case Updates” link on the “Investors” page of Northeast Utilities’ website at www.nu.com.  For further information on this matter, reference is made to Northeast Utilities’ and CL&P’s combined Quarterly Report on Form 10-Q for the period ending March 31, 2010, under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Financial Condition and Business Analysis – Regulatory Developments and Rate Matters.”

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)
By: /s/ JAY S. BUTH Name: Jay S. Buth Title: Vice President –Accounting and Controller

Date:  June 18, 2010